EXHIBIT 10.4
------------

                           EMPLOYMENT AGREEMENT
                           --------------------


      THIS AGREEMENT, made and entered into as of January 1, 1998 (the "Effective Date") by and between Phil Tague (the "Employee") and AMLI RESIDENTIAL CONSTRUCTION, INC. (the "Company"). The Company, collectively with AMLI Residential Properties Trust, a Maryland real estate investment trust (the "REIT"), AMLI Residential Properties, L.P. (the "Operating Partnership"), any entity in which the REIT or the Operating Partnership own no less than 90% of the economic interests therein, and any successors thereto, are referred to herein collectively as "AMLI" and individually as an "AMLI entity";

                             WITNESSETH THAT:
                             ----------------

     WHEREAS, the parties desire to enter into this Agreement pertaining to the continued employment of the Employee by the Company;

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company and the Employee as follows:

     1. AGREEMENT PERIOD. The Company and the Employee hereby agree to be subject to the terms and conditions of this Agreement, which Agreement sets forth certain terms and conditions of the Employee's employment by the Company during the Agreement Period (as defined below), including, but not limited to, compensation payable to the Employee while he is employed by the Company during the Agreement Period, the consequences of such Employee's termination of employment during the Agreement Period, and the consequences of a Change in Control and Change in Circumstance, both as defined in Paragraph 9, during the Agreement Period. The "Agreement Period" shall be the period beginning on the Effective Date and ending on the first anniversary thereof. After the first anniversary of the Effective Date, the Agreement Period shall be automatically extended for 12-month periods, and the last day of any such 12-month period shall be referred to herein as an "Anniversary Date". Notwithstanding the foregoing, an Employee who is continuing in employment with the Company may elect to terminate the Agreement as of the next following Anniversary Date by providing notice to the Company, in accordance with the requirements of Paragraph 14, during the period beginning on November 1 and ending on November 30 next preceding such Anniversary Date, and the Agreement Period will end as of such Anniversary Date; provided, however, that once a Change in Control has occurred, an Employee will not be permitted to elect to terminate the Agreement; and provided further, that if a Change in Control occurs after an Employee has elected to terminate the Agreement but before the next Anniversary Date on which such termination is to be effective, then the Employee's election will be ineffective and the Agreement Period shall be automatically extended despite such Employee's election. If an Employee elects to terminate the Agreement in accordance with the foregoing, then only for the purpose of measuring the Non-competition Period described in Paragraph 6, the Anniversary Date on which the Agreement Period ends with respect to such Employee shall be treated as the Employee's Termination Date resulting from the Employee's voluntary resignation. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall be construed as limiting the Employee's right to resign at any time and nothing in this Agreement shall be construed as limiting the Company's right to discharge the Employee at any time.



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      2.    PERFORMANCE OF DUTIES. The Employee agrees that, during the
Agreement Period while he is employed by the Company, he will devote his full business time, energy and talents to providing services for the Company in the position specified in Appendix A, which Appendix A is made part of this Agreement, and that he may be required to perform his duties under this Agreement at such locations within or outside the United States as may be designated from time to time by the Company and shall serve as an officer and/or Trustee of the Company or any AMLI entity without additional compensation. The Employee shall have such duties and responsibilities as may be assigned to him from time to time by the Company, including, but not limited to, those duties specified in Appendix A hereto. The Employee shall perform all duties assigned to him faithfully and efficiently, subject to the direction of the Company and shall have such authorities and powers as are inherent to the undertakings applicable to his position and necessary to carry out the responsibilities and duties required of him hereunder.

      3. COMPENSATION. Subject to the terms and conditions of this Agreement, Employee shall be compensated by the Company for his services rendered hereunder as follows:

            (a) SALARY. The Employee shall receive as of the Effective Date the annual base salary specified in Appendix A hereto (the "Salary"), which Salary shall be payable in accordance with the Company's customary payroll practices as in effect from time to time during the term of his employment. The Employee's Salary rate shall be reviewed at least annually by the Company in accordance with the Company's customary salary review procedures as in effect from time to time during the term of his employment.

            (b) BONUS. The Employee may become entitled to receive bonuses as determined solely within the discretion of the Company.

            (c) FRINGE BENEFITS AND PERQUISITES. Except as specifically provided to the contrary in this Agreement, the Employee shall be provided with the welfare benefits and other fringe benefits to the same extent and on the same terms as those benefits are provided by the Company from time to time to the Company's other senior management employees, plus any additional benefits listed on Exhibit A hereto.

            (d) EXPENSES. The Employee shall be reimbursed by the Company, on terms and conditions that are substantially similar to those that apply to other similarly situated senior management employees of the Company, for reasonable expenses for entertainment, travel, meals, lodging and similar items in accordance with and subject to the Company's expense reimbursement policies and procedures as in effect from time to time.

      4. RIGHTS AND PAYMENTS UPON TERMINATION. The Employee's right to benefits and payments, if any, for periods after the date on which his employment with the Company terminates for any reason (his "Termination Date") shall be determined in accordance with this Paragraph 4:

            (a) MINIMUM PAYMENTS. If the Employee's Termination Date occurs during the Agreement Period for any reason, then the Employee shall be entitled to the following payments, in addition to any payments or benefits to which the Employee may be entitled under the following provisions of this Paragraph 4 (other than this subparagraph (a)):

                  (i) his earned but unpaid Salary for the period ending on his Termination Date; and



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                  (ii)        his accrued but unpaid vacation pay for the
period ending with his Termination Date, as determined in accordance with the Company's policy as in effect from time to time.

            Payments to be made to the Employee pursuant to this subparagraph 4(a) shall be made in a lump sum as soon as practicable after the Employee's Termination Date. Except as may be otherwise expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring the Employee to be treated as employed by the Company following his Termination Date for purposes of any employee benefit plan or arrangement in which he may participate at such time, except to the extent required by law.

            (b) TERMINATION BY COMPANY FOR CAUSE. If the Employee's Termination Date occurs during the Agreement Period and is a result of the Company's termination of the Employee's employment on account of Cause (as defined below), then, except as agreed in writing between the Employee and the Company, the Employee shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Employee's Termination Date. For purposes of this Agreement, the term "Cause" shall mean (1) the willful and continued failure of the Employee to substantially perform his duties (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) which failure has not been corrected by the Employee within 30 days after the Company has given the Employee written notice of such failure, (2) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Company or AMLI, monetarily or otherwise, (3) conduct by the Employee that involves theft, fraud or dishonesty, (4) other acts of moral turpitude by the Employee, or (5) the Employee's violation of the provisions of Paragraphs 5 or 6 hereof. No act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that the action or omission was in the best interest of AMLI.

            (c) TERMINATION BY THE COMPANY FOR REASONS OTHER THAN CAUSE. If the Employee's Termination Date occurs during the Agreement Period and is a result of the Employee's termination of employment by the Company for any reason other than Cause (and is not on account of the Employee's death, disability, or voluntary resignation, the mutual agreement of the parties or any other reason), then the Employee shall receive from the Company, payments under Paragraph 4(a) and such other severance benefits, if any, as determined by the Company. Notwithstanding the foregoing, the Company may, at any time, relieve the Employee of his duties for a specified period of time and such action on the part of the Company shall not be considered a termination of the Employee's employment hereunder. During any period that the Employee has been relieved of his duties pursuant to the foregoing sentence, all provisions of this Agreement, other than the provisions of Paragraphs 2 which require the Employee to actively perform services for the Company, shall continue to remain in full force and effect.

            (d) TERMINATION FOR VOLUNTARY RESIGNATION, MUTUAL AGREEMENT OR OTHER REASONS. If the Employee's Termination Date occurs during the Agreement Period on account of his voluntary resignation, death, disability, mutual agreement of the parties, or any reason other than those specified in subparagraphs (b) or (c) above then, except as described in Paragraphs 9 and 10, or as agreed in writing between the Employee and the Company, the Employee shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Employee's Termination Date. For purposes of this Agreement, the term "disability" shall mean with respect to an Employee, that the Employee is eligible for long term disability benefits under the long term disability plan maintained by the Company, or as otherwise determined in the sole discretion of the Company.

Notwithstanding any other provision of this Agreement, the Employee shall automatically cease to be an officer and/or Trustee of the Company and any AMLI entity as of his Termination Date.

      5. CONFIDENTIALITY. Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Employee has express authorization from the Company, he shall keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning AMLI which was acquired by or disclosed to the Employee during the course of his employment with AMLI, or during the course of his consultation, if any, with AMLI following his termination of employment and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way. Nothing in the foregoing provisions of this Paragraph 5 shall be construed so as to prevent Employee from using, in connection with his employment for himself or an employer other than AMLI, knowledge that was acquired by him during the course of his employment with AMLI and which is generally known to persons of his experience in other companies in the same industry.

      6. NON-COMPETITION. Other than with respect to any specific activity, position, and entity listed on Exhibit B, which Exhibit B is made a part of this Agreement, Employee agrees that during the term of his employment by the Company and for the period specified in Appendix A hereto following his Termination Date (the "Non-competition Period"), he will not directly or indirectly engage in, assist, perform services for, establish or open, have any equity interest (other than ownership of 10% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System) or have any other ownership interest (other than ownership of 10% or less of a non-publicly-owned business entity as a limited partner with no active participation in the operation of the entity) in any person, firm, corporation, or business entity (whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise) that engages in any activity in the Non-competition Area, which activity is the same as, substantially similar to, or competitive with (i) the management or leasing of any Residential Property, (ii) the acquisition, ownership, operation or development of any Residential Property, (iii) the business of Advising, or (iv) any other business in which AMLI has material operations or devoted materials resources to establishing material operations during the period to which this Paragraph 6 relates. For purposes of this Paragraph 6, "Residential Property" means rental real property of 100 units or more that is or is planned to be used for rental multi-family residential purposes, and "Advising" means raising capital from institutional investors or investment in Residential Property in a co-investment structure where the investment objectives are the same or similar to AMLI's. For purposes of this Paragraph 6, "Non-competition Area" means the metropolitan areas of Dallas/Fort Worth, Austin, and Houston, Texas; Atlanta, Georgia; Chicago,


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Illinois; Indianapolis, Indiana; Kansas City, Kansas (known as Eastern
Kansas); and any other area within a 15-mile radius of where AMLI is conducting or has reasonable expectation of commencing business activities during the Non-competition Period. Notwithstanding the foregoing, if the Employee's employment is terminated by the Company either (a) for any reason other than Cause, as defined in Paragraph 4, or (b) for any reason following a Change in Control (as such term is defined in Paragraph 9), then the restrictions of the preceding sentence shall cease to apply to the Employee effective as of his Termination Date. In the event this covenant is more restrictive than permitted by the law of the jurisdiction in which the Company seeks enforcement thereof, this covenant shall be limited to
the minimum extent necessary to comply with applicable law.   Nothing in
this Paragraph 6 shall be construed as limiting the Employee's duty of loyalty to the Company and while he is employed by the Company, or any other duty he may otherwise have to the Company and AMLI while he is employed by the Company.

      7. REMEDIES. Employee acknowledges that the Company would be irreparably injured by a violation of Paragraphs 5 and 6 and agrees that the Company, in addition to other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or any other equivalent relief, restraining the Employee from any actual or threatened breach of Paragraphs 5 or 6 without any bond or other security being required.

      8. TERMINATION OF EMPLOYMENT. The Employee shall have no right to benefits and payments for periods after the date on which his employment with the Company terminates for any reason, except as provided in Paragraphs 4, 9 and 10 of this Agreement.

      9. PAYMENT UPON CHANGE IN CONTROL AND CHANGE IN CIRCUMSTANCES. Subject to the provisions of this Paragraph 9 and Paragraph 10:

             (a) In the event of both a Change of Control and a Change in Circumstance, as such terms are defined below, the Company will pay to the Employee by wire transfer or cashier's check, within ten days after the date of the Change in Circumstance, an amount equal to the Employee's "Average Compensation from the Company," as hereinafter defined, multiplied by the number specified in Appendix A hereto. The Employee's "Average Compensation from the Company" shall be equal to the Employee's average annual Salary, as defined in Paragraph 3, plus cash bonus and fringe benefits, both as described in Paragraph 3, from the Company that was includible in his gross income for federal income tax purposes, unreduced for any salary deferrals or salary reduction elections, for the most recent five taxable years, ending on the date immediately prior to the Change in Circumstance; provided, however, that for purposes of this Paragraph 9, the cash bonus for a year shall include the cash bonus that is attributable to that year as determined by the Company in its award of bonuses for a year, regardless of when the cash bonus is actually paid to the Employee or includible in the Employee's gross income; and provided further that a cash bonus shall not include cash payments, if any, from the AMLI Residential Properties Performance Incentive Plan, or any similar stock-based incentive plan. If for any year an Employee has been employed by the Company for less than a full year, the Employee's compensation taken into account for the partial year in determining the Employee's Average Compensation from the Company shall be determined as if the Employee's Salary and fringe benefits paid during such partial year had been paid at the same rate for an entire year; and the cash bonus attributable to that partial year shall be taken into account for that year, unless the Company has not yet determined the bonus attributable to that year, in which case the cash bonus taken into account for the partial year shall be deemed to be the cash bonus, if any, awarded to the Employee which is attributable to the year immediately prior to the partial year.
If an Employee has been employed less than five years, such Average Compensation from the Company shall be based on the number of full and partial years that the Employee has been employed by the Company. For any Employee employed by the Company before January 1, 1998, periods of employment with the Company before such date will not be taken into account in determining the Average Compensation from the Company of such Employee.

            (b) If an Employee terminates employment or is terminated from employment for any reason (other than Cause) following or in connection with both a Change of Control and a Change in Circumstance, the Employee and his eligible dependents will be entitled to continue to be covered at the Company's expense under the Company's health, dental, life insurance, and disability welfare plans as in effect at the Employee's termination of Employment, or comparable plans, for a period of two years following the date of the such termination of employment; provided however, that such benefits shall cease upon the Employee's employment by a new entity under which comparable benefits are available.

            (c) If an Employee seeks to interpret or enforce his rights under this Agreement following a Change in Control, regardless of whether a Change in Circumstances also occurs, all reasonable costs and expenses (including fees and disbursements of counsel) incurred by the Employee in seeking to interpret or enforce rights pursuant to this Agreement shall be paid on behalf of or reimbursed to the Employee promptly by the Company, whether or not the Employee is successful in asserting such rights; provided, however, that no reimbursement shall be made of such expenses relating to any unsuccessful assertion of rights if and to the extent that Employee's assertion of such rights was in bad faith or frivolous, as determined by independent counsel mutually acceptable to the Employee and the Company.

            (d) "Change in Control" shall mean the occurrence of any of the following:

                    (i)       any Person other than:

                              a trustee or other fiduciary of securities
held under an employee benefit plan of the REIT or an employee benefit plan of an Affiliate of the REIT;

                              a corporation or trust owned, directly or
indirectly, by the present shareholders on the Effective Date of the REIT in substantially the same proportions as their ownership of the REIT;

                              any Person in which the Employee has a
substantial (10% or greater) equity interest;

                              AMLI Realty Co. ("ARC"), the Employee, UICI,
or their respective Affiliates and families; or

                              a Person that acquires Shares pursuant to a
Business Combination (as defined below) which is approved by the shareholders of the REIT and which complies with subparagraph (iv) of this definition;

                    is or becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Shares representing 25% or more of the total voting power of the REIT's then outstanding shares of beneficial interest, or of 25% or more of the then outstanding Units of the Operating Partnership;

                    (ii) a tender offer is made for the shares of beneficial interest of the REIT and the Person making the offer owns or has accepted for payment Shares representing 25% or more of the total voting power of the REIT's then outstanding shares of beneficial interest, or of 25% or more of the then outstanding Units of the Operating Partnership;

                    (iii) The majority of the REIT's Board of Trustees consists of individuals other than Incumbent Trustees, which term means the members of the REIT's Board of Trustees on the date of this Agreement; provided that any individual becoming a Trustee subsequent to such date whose election or nomination for election was supported by 2/3 of the Trustees who then comprised Incumbent Trustees shall be considered to be an Incumbent Trustee; or

                    (iv) the shareholders of the REIT approve a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, the REIT, or the Operating Partnership (a "Business Combination") with or to any other Person (other than, the Employee, UICI, or their respective Affiliates) other than a Business Combination which (a) would not result in any Person (other than Employee, or UICI or their respective Affiliates) owning, directly or indirectly, 50% or more of the combined voting power of the REIT's or such surviving entity's outstanding voting securities, or of the Operating Partnership's Units, immediately after such Business Combination.

            (e) "Change in Circumstances" means the occurrence of any of the following within eighteen months of a Change in Control while the Employee is employed by the Company:

                    (i) a reduction in the Employee's job title or job responsibility from that in effect immediately prior to the Change in Control;

                    (ii) a reduction in the Employee's compensation, as described in Paragraph 3, as in effect immediately prior to the Change in Control;

                    (iii) the Employee's relocation to a location not within fifty miles of his office or job location on the date of the Change in Control, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations as in effect immediately prior to the Change in Control; or



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                    (iv)      the Employee's involuntary termination of
employment by the Company without Cause.

      For purposes of this Paragraph 9, "Person" means an individual, corporation, partnership, trust, unincorporated association or any other legal entity, and collectively shall include any group of two or more Persons acting in concert. "Affiliate" with regard to a Person, means a Person that controls or is controlled by such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliates" and "Affiliated" shall have correlative meanings. For purposes of this Paragraph 9, neither the Company, the REIT, the Operating Partnership, ARC, nor UICI shall be deemed an Affiliate of the Employee. "Shares" means the Common Shares, together with the Preferred Shares, of
the REIT.   "Common Shares" means common shares of beneficial interest of the REIT, par value $0.01 per share. "Preferred Shares" means the preferred shares of beneficial interest of the REIT, par value $0.01 per share. "Unit" means a unit of limited partnership interest in the Operating Partnership.

      10. EXCISE TAX GROSS-UP. If the Employee becomes entitled to payment in accordance with subparagraph 9(a), then with respect to such payment under subparagraph 9(a) (and with respect to any other payment made to the Employee upon a Change in Control, including without limitation, the vesting of an option or other cash or non-cash benefit or property, whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company or any other AMLI entity) (the "Total Payments"), if such Total Payments are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to Employee at the time specified below an additional amount (the "Gross-up Payment") (which shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by Employee, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and after any reduction for any federal, state and local income or employment tax and Excise Tax on the Gross-up Payment provided for by this Paragraph 10, but before reduction for any federal, state, or local income or employment tax on the Total Payments, shall be equal to the sum of (a) and (b), where (a) is the Total Payments, and (b) is an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-up Payment in Employee's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made.

      11. WITHHOLDING. All compensation payable under this Agreement shall be subject to customary withholding taxes and other employment taxes as required with respect to compensation paid to an employee and the amount of compensation payable hereunder shall be reduced appropriately to reflect the amount of any required withholding. Except as expressly provided to the contrary in this Agreement, the Company shall have no obligation to make any payments to the Employee or to make the Employee whole for the amount of any required taxes.

      12. WAIVER OF BREACH. The waiver by either the Company or Employee of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either the Company or Employee of that provision or any other provision hereof. Continuation of any payments hereunder by the Company following a breach by Employee of any provisions of this Agreement shall not preclude the Company from thereafter terminating said payments based upon the same violation.



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      13.   SEVERABILITY.  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, such provision shall be limited to the minimum extent necessary to comply with applicable law, and the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

      14. NOTICES. Any notice, request, demand, and other communication provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail, or by nationally-recognized courier service, confirmed fax, or confirmed personal delivery to the Employee at the last address he has filed in writing with the Company or in the case of the Company, to the attention of the Secretary of AMLI Residential Properties Trust, with a copy to the attention of the President of the REIT at its principal place of business, in the case of both notice to the Company and notice to the Employee.

      15. SUCCESSORS TO THE COMPANY. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns.

      16. NONALIENATION. The interests of Employee under this Agreement are not subject to the claims of his creditors, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

      17. AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person.

      18. APPLICABLE LAW. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Illinois, excluding any choice of law rules.

      19. SURVIVAL OF AGREEMENT. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Employee's employment with the Company.

      20. ENTIRE AGREEMENT. This Agreement constitutes the full and complete understanding and agreement of the parties hereto, and supersedes all prior understandings and agreements of the parties hereto, whether oral or written, as to the subject matter hereof.

      21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

      22. ACKNOWLEDGMENT BY EMPLOYEE. The Employee represents to the Company that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read this Agreement and that he understands its terms. The Employee acknowledges that, prior to assenting to terms the terms of this Agreement, he has been given a reasonable time to review it, to consult with counsel of his choice, and to negotiate at arm's-length with the Company as to the contents. The Employee and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against any party hereto. Employee warrants that he is not subject to any non-competition agreement or other restrictive agreement with any other prior employer or any other person that would restrict his ability to perform the services required of him under this Agreement.




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      IN WITNESS THEREOF, Employee has hereunto set his hand, and the
Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.


                                          /S/ PHILIP N. TAGUE
                                          ------------------------------
                                                     Employee


                                          AMLI RESIDENTIAL CONSTRUCTION,
INC.


                                          By    /S/ ROBERT J. CHAPMAN
                                                -----------------------
                                            Its Chief Financial Officer
                                                -----------------------



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                   Exhibit A to Employment Agreement for
                   -------------------------------------

                                PHIL TAGUE
                                ----------



TITLE:
(ref. Paragraph 1)         Chairman of AMLI Residential Construction, Inc.

RESPONSIBILITIES:
(ref. Paragraph 2)         Management responsibility for all of AMLI's
Development activities.

ANNUAL BASE SALARY
AS OF EFFECTIVE DATE:
(ref. Paragraph 3.a)       $220,000

FRINGE BENEFITS:
(ref. Paragraph 3.c)

PAYMENT MULTIPLE:
(ref. Paragraph 9.a)       3x

NON-COMPETITION PERIOD:
(ref. Paragraph 6)         2 years